Exhibit 16(a)

MFS MULTIMARKET INCOME TRUST

POWER OF ATTORNEY

The undersigned, Trustees of MFS Multimarket Income Trust (the “Registrant”), hereby severally constitute and appoint Heidi W. Hardin, Christopher R. Bohane, Brian E. Langenfeld, Amanda Mooradian, Matthew Stowe, Susan A. Pereira, and William Wilson, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of i) MFS Charter Income Trust, ii) MFS Intermediate High Income Fund, iii) MFS Government Markets Income Trust, and iv) MFS Intermediate Income Trust (together, the “Target Funds”), to MFS Multimarket Income Trust, in exchange solely for the assumption of certain identified liabilities of the Target Funds and the issuance to the Target Funds of shares of beneficial interest in MFS Multimarket Income Trust (the “Reorganization”), and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the shares issued in the Reorganization by the Registrant under the Securities Act of 1933, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 11th day of December, 2025.

/s/Steven E. Buller_____ Trustee Steven E. Buller	/s/Clarence Otis, Jr.____ Trustee Clarence Otis, Jr.
/s/John A. Caroselli____ Trustee John A. Caroselli	/s/Michael W. Roberge_ Trustee Michael W. Roberge
/s/Maureen R. Goldfarb_ Trustee Maureen R. Goldfarb	/s/Maryanne L. Roepke_ Trustee Maryanne L. Roepke
/s/Peter D. Jones_________ Trustee Peter D. Jones	/s/Paula E. Smith_______ Trustee Paula E. Smith
/s/John P. Kavanaugh___ Trustee John P. Kavanaugh	/s/Laurie J. Thomsen____ Trustee Laurie J. Thomsen
/s/James W. Kilman, Jr.___ Trustee James W. Kilman, Jr.	/s/Darrell A. Williams_ Trustee Darrell A. Williams